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Exhibit 5

DE BRAUW BLACKSTONE WESTBROEK
Advocaten Notarissen Belastingadviseurs

Tripolis 300 Burgerweeshuispad 301
P.O. Box 75084 1070 AB Amsterdam The Netherlands

Telephone: (31-20) 5 771 771

Facsimile: (31-20) 5 771 775

Gucci Group N.V.
Amstelplein 1
Rembrandttoren
1096 HA AMSTERDAM

Jan Marten van Dijk — advocaat
Amsterdam, 27 January 2003
Our ref.: f:\126\20232578\1003-1180.doc\

Dear Sirs,

Gucci Group N.V.
Registration under the Securities Act of 1933
of 1,250,000 common shares
in the share capital of Gucci Group N.V.

Introduction

  I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Gucci Group N.V., with corporate seat in Amsterdam, (the "Company") in connection with the registration (the "Registration") by the Company with the United States Securities and Exchange Commission (the "SEC") of 1,250,000 common shares, each having a nominal value of EUR 1.02, in the Company's share capital and to be issued under the Plans (as defined below) (the "Shares").

Dutch Law

  This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

De Brauw Blackstone Westbrook N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht') with De Brauw Blackstone Westbrook N.V.
The agreement is subject to the General Conditions, which have been filed with the register of the District Court in The Hague and contain a limitation of liability.
Client account notaries ABN AMRO Bank no. 50.34.36.724

Scope of Inquiry; definitions

  For the purpose of this opinion, I have examined the following documents:

3.1
Prints of e-mailed copies, as received by me on 13 December 2003, of (i) the Incentive Stock Option Plan for employees of the French subsidiaries of Gucci Group N.V., (ii) the Incentive Stock Option Plan for employees of the German subsidiaries of Gucci Group N.V., (iii) the Incentive Stock Option Plan for employees of the English and Welsh subsidiaries of Gucci Group N.V., (iv) the Incentive Stock Option Plan for employees of the Hong Kong subsidiaries of Gucci Group N.V., (v) the Incentive Stock Option Plan for employees of the Italian subsidiaries of Gucci Group N.V., (vi) the Incentive Stock Option Plan for employees of the United States subsidiaries of Gucci Group N.V., (vii) the Incentive Stock Option Plan for employees of the Swiss subsidiaries of Gucci Group N.V., (viii) the Incentive Stock Option Plan for employees of the Japanese subsidiaries of Gucci Group N.V., (ix) the Incentive Stock Option Plan for employees of the Canadian subsidiaries of Gucci Group N.V. and (x) the Incentive Stock Option Plan for employees of the Luxembourg subsidiaries of Gucci Group N.V., (xi) the Gucci Group N.V. Amended and Restated Incentive Stock Option Plan and (xii) the Gucci International N.V. Amended and Restated Incentive Stock Option Plan, (xiii) the Incentive Stock Option Plan for employees of the Korean subsidiaries of Gucci Group N.V., (xiv) the Incentive Stock Option Plan for employees of the Spanish subsidiaries of Gucci Group N.V. and (xv) the Incentive Stock Option Plan for employees of the Singaporean subsidiaries of Gucci Group N.V. (the "Plans").

3.2
Prints of e-mailed copies, as received by me on 13 December 2003, of (i) a general form of an option contract, (ii) an Italian form of an option contract, (iii) a French form of an option contract, (iv) a form of an option contract for the members of the supervisory board and (v) a Korean form of an option contract (each an "Option Contract" and together the "Option Contracts").

3.3
A photocopy of a notarial copy of the Company's deed of incorporation, a photocopy of a notarial copy of the deed of the Company's transformation from a private company with limited liability into a limited liability company and the Company's articles of association as most recently amended on 8 August 2002 according to the trade register extract referred to in paragraph 3.4, all as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.4
A faxed copy of a trade register extract regarding the Company provided by the Chamber of Commerce and dated 23 January 2003.

3.5
A photocopy of the minutes of the Company's general meeting of shareholders held on 22 June 2000.

3.6
A faxed copy of an undated resolution of the Company's supervisory board (raad van commissarissen), received by me on 8 January 2003.

3.7
A faxed copy of an undated resolution of the Company's managing board (directie), received by me on 8 January 2003.

3.8
A faxed copy of an undated resolution of the Company's remuneration committee, received by me on 8 January 2003.

3.9
A faxed copy of a final draft of a registration statement on Form S-8, received by me on 12 January 2003, relating to the Shares (excluding the documents incorporated in the registration statement by reference and any annexes to it) (the "Registration Statement").

  In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.10
Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date in all material respects.

3.11
Confirmation from the office of the bankruptcy division (faillissementsgriffe) of the Amsterdam district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

  My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

Assumptions

  For the purpose of this opinion, I have made the following assumptions:

4.1
All copy documents conform to the originals and all originals are genuine and complete.

4.2
Each signature is the genuine signature of the individual concerned.

4.3
The minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any other resolutions referred to in paragraph 3 (i) were validly passed and remain in full force and effect without modification, and (ii) comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law. Any confirmation referred to in paragraph 3 is true.

4.4
The Registration Statement has been or will be filed with the SEC in the form referred to in paragraph 3.

4.5
The Plans, as acknowledged and agreed in the resolutions referred to in paragraph 3, have been acknowledged and agreed in the forms referred to paragraph 3 and each Option Contract has been or will have been entered into in the appropriate form referred to in paragraph 3, except that the names and other information regarding the parties to each Option Contract and the number of Shares to which it applies, may vary.

4.6
Each Option Contract is within the capacity and powers of, and has been or will have been validly authorised and signed by each party and validly acknowledged and agreed to by the Company.

4.7
When validly signed by all parties, each Option Contract is valid, binding and enforceable on each party under any applicable law (including, to the extent applicable, Dutch law).

4.8
The nominal amount of the Shares and any agreed share premium will have been validly paid.

4.9
The Shares will have been issued in the form and manner prescribed by the Company's articles of association at the time of issue.

4.10
The Company's authorised share capital (maatschappelijk kapitaal) at the time of each issue will be sufficient to allow for the issue of the Shares.

4.11
The options granted under the Plans and the Shares have been or will have been offered, issued and accepted by the optionee under the Option Contract in accordance with any applicable law (including, for the avoidance of doubt, Dutch law).

4.12
No options to acquire Shares will be granted under any of the Plans after 22 June 2005.

Opinion

  Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

  The Shares have been duly authorised and, when issued, will have been validly issued in accordance with Dutch law and fully paid. The holders of the Shares will not be liable for the Company's obligations, except in the case of abuse of the Company's legal personality and other exceptional circumstances.

Qualifications

  This opinion is subject to the following qualifications:

6.1
This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2
The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.3
The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.

Reliance

  This opinion is solely for your benefit and solely for the purpose of the Registration. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent, except that it may be filed with the SEC as an exhibit to the Registration Statement (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully,

/s/ J.M. VAN DIJK J.M. van Dijk for De Brauw Blackstone Westbroek N.V.

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  Exhibit 5
Gucci Group N.V. Registration under the Securities Act of 1933 of 1,250,000 common shares in the share capital of Gucci Group N.V.